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                                                                   EXHIBIT 10.70

                              COPROMOTION AGREEMENT

         This COPROMOTION AGREEMENT (the "Agreement") is made as of the date all parties have signed the Agreement ("Effective Date") by and between MEDTRONIC, INC., a Minnesota corporation having its principal place of business at 710 Medtronic Parkway, Minneapolis, MN 55432-5604 ("Medtronic"), and HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation having its principal place of business at Seven North Parkway Square, 4200 Northside Parkway NW, Atlanta, Georgia 30327 ("Horizon").

                              W I T N E S S E T H:

         WHEREAS, Medtronic designs, develops, manufactures and distributes medical devices, including implantable drug delivery systems;

         WHEREAS, Medtronic Neurological, a Medtronic business division, designs, develops, manufactures, markets and distributes implantable drug delivery systems ("Products") which are used for the treatment of Hepatic Arterial Infusion ("HAI Therapy") and for the treatment of malignant pain ("Pain Therapy") collectively referred to as "Therapies";

         WHEREAS, Horizon Sales Representatives, as defined in Section 3(a) below, have access to and experience selling medical devices to oncologists and vascular surgeons;

         WHEREAS, Medtronic and Horizon entered into a pilot co-promotion agreement ("Pilot Agreement") on August 23, 2001;

         WHEREAS, Medtronic and Horizon now wish to enter into a Co-Promotion Agreement ("Agreement") with Horizon whereby Horizon Sales Representatives would promote and/or provide technical advice and assistance on Medtronic's Products and Therapies; and

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

                  "ADVANCED TRAINING" means a second-level program designed to follow Basic Training and provide Horizon Sales Representatives with the skills and knowledge necessary to provide technical advice and assistance on Medtronic Products and Therapies during refill or Implant of Product.

                  "APPROPRIATE PATIENT" means a patient selected for a therapy, that is either (a) indicated for chronic intravascular infusion of floxuridine
(FUDR) for the treatment primary of metastatic cancer or (b) indicated for malignant intractable pain in patients with lung-, breast-, prostate- or colorectal-cancer. Those patients must have completed HAI Evaluation or must have completed an intrathecal morphine screening trial, respectively.


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                  "BASIC TRAINING" means an introductory program designed to explain the FDA-approved indicated uses, safety, effectiveness, side effects, warnings and other relevant characteristics of the Products and/or Therapies and to summarize other key elements (e.g., responses to frequently voiced questions or objections) of Sales Calls.

                  "FDA" shall mean the United States Food and Drug Administration, or any successor or entity thereto.

                  "HAI EVALUATION" means that the implanter / surgeon performs surgical procedures and/or diagnostic tests, which confirm liver metastases.

                  "HORIZON SALES REPRESENTATIVE(S)" has the meaning specified in
Section 3(a) hereof.

                  "IMPLANT OF PRODUCT" means the implant of either an IsoMed(R) or SynchroMed(R) infusion system supporting an Appropriate Patient with either HAI or Pain Therapy.

                  "MINIMUM IMPLANT TARGETS" has the meaning specified in Section 8 below or, should the Agreement continue beyond two (2) years after its Effective Date, as mutually agreed in writing by the parties.

                  "PRODUCTS" has the meaning specified above.

                  "PROMOTIONAL MATERIAL" shall mean all material produced and provided by Medtronic in written, printed, or graphic form, approved for use by Medtronic which is intended for use by Horizon Sales Representatives in connection with its co-promotion duties hereunder and relating or referring to the Products and/or Therapies.

                  "SALES CALL" shall mean the activity undertaken by a Horizon Sales Representative with Targeted Contacts in the Territory, whether held in their offices, at hospitals or at other appropriate locations (but excluding forms of communication not involving face-to-face contact between a Horizon Sales Representative and a Targeted Contact), for the purpose of describing the FDA-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of the Products and/or Therapies.

                  "TARGETED CONTACTS" means all those individuals listed on Appendix A hereto. (The final list of oncology offices supplied by Horizon to Medtronic on March 14, 2002 ("Oncology List"), will be considered Appendix A until it is replaced by a revised list as follows. Within thirty (30) days of the Effective Date, Horizon shall produce to Medtronic a version of the Oncology List that has been completed with the more detailed information present in Appendix A to the Pilot Agreement. Within thirty (30) days of receiving this list from Horizon, Medtronic will make any changes that, in its discretion, are required, and provide Horizon with a final Appendix A reflecting such changes.

                  "TERRITORY" means the United States.

                  "TECHNICAL SERVICE SUPPORT" refers to providing, during implant or refill, technical advice and assistance, consistent with Medtronic procedures, on the Products and/or Therapies.

                  "TRADEMARKS" means the trademark "HAI(TM)," "SynchroMed(R)," "IsoMed(R)," and any other trademark or trade name (whether registered or unregistered) used on or with the Products


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and/or Therapies (or any component part thereof), or in any promotional material related to the Product (or any component part thereof) in the Territory during the term of this Agreement.

                  "TRAINING COMPLETION DATE" means the date on which ninety percent (90%) of the Horizon Sales Representative have received Basic Training.

2.       GRANT OF RIGHTS TO HORIZON.

         Medtronic hereby grants Horizon the non-exclusive right to promote and provide Technical Service Support for the Products and Therapies during the term of this Agreement to Targeted Contacts in the Territory, under the terms and conditions set forth herein. The parties acknowledge that Medtronic will also directly and indirectly continue to promote directly and indirectly and provide Technical Service Support for the Products and Therapies to its customers.

3.       CO-PROMOTION BY HORIZON; SALES TRAINING.
         (a) Horizon or Horizon subsidiary field sales representatives and sales managers (collectively, "Horizon Sales Representatives") will undertake all commercially reasonable efforts to make the Sales Calls necessary in order to actively promote the Products and Therapies to Targeted Contacts in the Territory. Horizon may not assign or delegate its rights under this Agreement to any individual or entity (other than those current distributors listed on Appendix B) not a Horizon employee without the prior, written consent of Medtronic.

         (b) The Promotional Material and any other information to be presented by Horizon Sales Representatives during all Sales Calls will be developed and paid for by Medtronic. Horizon will use only the Promotional Material for Sales Calls and will not use the Promotional Material for any other purpose. All Promotional Material and training supplied by Medtronic pursuant to this Section 3 shall be shipped by Medtronic to a single location to be designated by Horizon. Horizon shall bear all responsibility, risk of loss and cost for distributing such material to Horizon Sales Representatives.

         (c) As soon as practicable following the execution of this Agreement, and prior to the making of any Sales Calls by any Horizon Sales Representative, Medtronic will arrange for and present Basic Training to all Horizon Sales Representatives. The Basic Training will be held on a date(s) that is mutually acceptable to both parties and will be repeated thereafter periodically as deemed necessary and mutually agreed by the parties.

         (d) At the request of Medtronic and subject to Horizon's prior agreement, individual Horizon Sales Representatives will provide Technical Service Support. No Horizon Sales Representatives shall provide such Technical Service Support prior to having received Advanced Training. The Advanced Training will be held on a date(s) that is mutually acceptable to both parties and will be repeated thereafter periodically as deemed necessary and mutually agreed by the parties.

         (e) Medtronic will be responsible for covering all expenses associated with the development and delivery of sales training materials to Horizon Sales Representatives, and for the costs of all transportation, accommodation and meal expenses for any Medtronic personnel participating in any training programs conducted hereunder. Horizon will be responsible for the costs of any facility required in connection with such training programs as well as all transportation, accommodation and meal expenses for all Horizon Sales Representatives attending any such training programs. Training program costs that do not fall into the categories described above shall be borne by Horizon up to a maximum of $200,000 per session.


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4.       REGULATORY MATTERS

         (a) All regulatory matters regarding the Product shall remain the obligation and exclusive responsibility of Medtronic.

         (b) Horizon shall notify Medtronic within two (2) working days of the receipt by Horizon of any complaints or adverse events ("AE") associated with the Product, and shall submit to Medtronic a copy of any records or other documentation, which Horizon has received or created relating thereto. Horizon and Medtronic shall develop a mutually acceptable referral system under which Horizon shall refer and forward to Medtronic any medical inquiries for appropriate resolution by Medtronic. Medtronic shall be responsible for making all decisions and undertaking any reporting obligations or other actions with respect to communicating with any governmental regulatory agency as a result of any AEs or other reports or inquiries, or taking any other action that Medtronic may deem necessary or appropriate under all applicable government rules and regulations.

         (c) During the term of this Agreement, Medtronic shall inform Horizon of any serious AE reported to Medtronic involving a patient implanted with a Product (or with any component thereof) within two (2) working days of the receipt of such report (but in any event no later than the date on which such serious AE must be reported to the FDA). For purposes of this subsection, a serious AE shall be deemed to include any adverse event which is either (1) fatal, (2) life threatening, (3) results in permanent impairment of a body function or permanent damage to body structure, or (4) necessitates medical or surgical intervention by a health care professional to preclude permanent impairment of a body function or permanent damage to body structure, or to relieve unanticipated temporary impairment of a body function or unanticipated damage to body structure. Horizon understands that such information provided to it will be as reported as required and will not be deemed to be determinative as to whether or not the Product contributed to the serious AE.

         (d) Beginning as of the date of this Agreement, each party shall promptly notify the other party in writing of any order, request or directive of a court or other governmental authority to recall, issue a field notification, or withdraw the Product in any jurisdiction. Medtronic shall be responsible, at its sole cost and expense, for the costs (including any costs incurred by Horizon) of any recall, field notification or withdrawal of the Product. Horizon will notify Medtronic in writing within fifteen (15) days of receipt of any such notification from Medtronic if it believes the subject action will materially affect its ability to meet the Minimum Implant Targets set forth in Section 8 below. (Horizon may make a similar notification to Medtronic within fifteen (15) days of receiving information regarding a halt in Medtronic shipping or production of the Products due, for example, to an AE or a successful patent infringement claim against Medtronic.) Medtronic will notify Horizon within fifteen (15) days of receipt of any such notification whether it agrees with Horizon's assessment and is prepared to decrease the relevant Minimum Sale(s) Targets accordingly.

5.       COMPLIANCE WITH LAWS.

         Each party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. Each party shall comply with all laws, ordinances, rules and regulations applicable to its activities under this Agreement, including but not limited to, the provisions of the U.S. Food, Drug and Cosmetic Act, and the Prescription Drug Marketing Act of 1987, as each may be amended from time to time, and all rules and regulations promulgated thereunder.


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6.       CONFIDENTIALITY.

         (a) The parties hereby agree to hold in strict confidence and to use all reasonable efforts to maintain the secrecy of any and all confidential and proprietary information disclosed by one party to the other under the terms of this Agreement without the express, written consent of the disclosing party, with the exception of the following:

                  (i) information which, at the time of disclosure, is available to the public;

                  (ii) information which, after disclosure, becomes available to the public by publication or otherwise, other than by breach of this Agreement by the receiving party;

                  (iii) information that the receiving party can establish by prior record was already known to it or was in its at the time of disclosure and was not acquired, directly or indirectly, from the disclosing party;

                  (iv) information that the receiving party obtains from a third party; provided, however, that such information was not obtained by said third party, directly or indirectly, from the disclosing party under an obligation of confidentiality toward the disclosing party;

                  (v) information that the receiving party is compelled to disclose by a court or other tribunal of competent jurisdiction, provided however, that in such case the receiving party shall immediately give notice to the providing party so that the providing party may seek a protective order or other remedy from said court or tribunal; in any event, the receiving party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

         (b) Horizon hereby acknowledges that the above provisions shall cover any confidential or proprietary information received from Medtronic that relates to the development of sales training materials, Promotional Material, sales training, and/or sales techniques specific to the Product.

7.       COMPENSATION AND REPORTING REQUIREMENTS.

         (a) Medtronic will pay Horizon on a performance basis according to the schedule specified in Section 7(b), commencing as of the Effective Date. Horizon shall prepare and submit a summary report of monthly performance activity to Medtronic on the basis of data taken from a reporting system as per Appendix B of the Pilot Agreement, hereby incorporated as Appendix C. (Said Appendix C may subsequently be revised on mutual agreement.) Within fifteen (15) days of receipt of this report, Medtronic will review. For reported activities falling into subsections (b)(i) and (b)(iv) below, payment will be made no later than thirty (30) days after Medtronic receives the report, provided that, for the activities falling into subsection (b)(i), Medtronic agrees (the "Validation") that Horizon is responsible for the identification and, for the activities falling into subsection (b)(iv), the Technical Service Support was undertaken at Medtronic's request. Assuming the Validation described above has occurred, payment for reported activities falling into subsections (b)(ii) and (b)(iii) below will be made no later than thirty (30) days after Medtronic has received any and all device registration data necessary to confirm that the relevant Implants of Product/Therapy have taken place.


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         (b) Medtronic will make payments to Horizon based upon the following performance criteria for Horizon Sales Representatives:

                  (i) Medtronic will pay Horizon One Hundred Fifty Dollars ($150) for identification of each Appropriate Patient per process shown in Appendix C.

                  (ii) Medtronic will pay Horizon Six Hundred Dollars ($600) on Implant of Products/Therapies per process shown in Appendix C.

                  (iii) Medtronic will pay Horizon a One Thousand Dollar ($1000) bonus per Horizon sales representative for the first Appropriate Patient implanted with either an IsoMed(R) or SynchroMed(R) infusion system per the process shown in Appendix C.

                  (iv) Medtronic will pay Horizon One Hundred Dollars ($100) per implant or refill procedure during which the Horizon Sales Representative provides Technical Service Support.

8.       MINIMUM IMPLANT TARGETS.

         Horizon shall achieve the following Minimum Implant Targets for the Product, of which at least thirty percent. (30%), based on Medtronic device registration data, are for HAI Therapy:

                  (i) By the end of the first year following the Training Completion Date: 500 Implants of Product;

                  (ii) By the end of the eighteenth month following the Training Completion Date: 850 Implants of Product;

                  (iii) By the end of the second year following the Training Completion Date: 1000 Implants of Product.

         It is expressly agreed by the parties that failure by Horizon to achieve the Minimum Implant Targets set forth in subsections (ii) and (iii) above (and those agreed for subsequent years of the Agreement, if any) shall constitute a breach of the Agreement and shall thereby trigger Medtronic's rights as specified in Section 11 of that certain Note Purchase Agreement dated of even date herewith.

9.       RECORDS AND AUDIT.

         Each party will use its best efforts to maintain complete and accurate books and records in sufficient detail to enable verification of the compensation payable under this Agreement. Upon reasonable prior notice to either party, the requesting party may have access to the relevant books and records of the other party to conduct a review or audit thereof.

10.      TRADEMARKS.


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         (a) Medtronic hereby grants to Horizon a fully-paid up, non-exclusive right and license to use the Trademarks solely in connection with the promotion of the Product and related activities undertaken by Horizon in connection with this Agreement.

         (b) Horizon acknowledges the validity of Medtronic in the right, title and interest in and to the Trademarks, and further that Horizon shall not have, assert or acquire any right, title or interest in or to any other trademarks or other intellectual property rights owned by Medtronic, except as otherwise explicitly provided in this Agreement.

         (c) Horizon shall use the Trademarks only in the manner directed in writing by Medtronic and shall not use the Trademarks in connection with any goods or products other than the Product.

         (d) Each party shall give the other party notice of any infringement or threatened infringement of the Trademarks. Medtronic shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of the Trademarks. In the event that Medtronic chooses to take enforcement action in response to the infringement or threatened infringement of the Trademarks, Horizon shall reasonably cooperate in such enforcement; provided, however, that the Medtronic party shall reimburse Horizon for its reasonable expenses incurred that are related to such enforcement.

11.      TERM AND TERMINATION.

         (a) This Agreement shall be effective for a period of two years commencing on the Effective Date (the "Term") unless either party gives the other party notice of termination at least sixty (60) days prior to the end of the first year of the Term or unless the Agreement is previously terminated under subsection (b) or (c) below. This Agreement may be renewed by Medtronic for additional two (2) year terms, upon delivery of notice by Medtronic at least sixty (60) days prior to the expiration of the then-current term. The terms and conditions of this Agreement, including those relating to termination set forth in this Section, shall continue to apply to any such renewal terms.

         (b) Upon breach of any term of this Agreement, the breaching party will be given written notice by the other party, and fifteen (15) days within which to remedy such breach. Failure to remedy any such breach within this time period will constitute sufficient grounds for termination without any further notice. In addition, Horizon may terminate this Agreement upon fifteen (15) days written notice in the event that Medtronic ceases to have access to Product (whether due to lack of supply, regulatory action or otherwise) or for any reason desires to cease its sale of the Product in the Territory.

         (c) Either party may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party cease to do business as a going concern, admit in writing its inability to pay debts as they become due, file a petition in bankruptcy, have an involuntary bankruptcy petition or equivalent filing made against it which is not dismissed within sixty (60) days or promptly contested by such party, appoint a receiver, acquiesce in the appointment of a receiver or trustee, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose legal control of its business.

         (d) Neither the termination nor expiration of this Agreement shall release or operate to discharge either party from any liability or obligation (including but not limited to those payment


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obligations of Medtronic based upon Sales Calls or Technical Service Support undertaken by any Horizon Sales Representative prior to said termination) that may have accrued prior to such termination or expiration. Any termination of the Agreement by a party shall not be an exclusive remedy but shall be in addition to any legal or equitable remedies that may be available to the terminating party. However, neither party shall be liable to the other party for any damages (whether direct, indirect, special, consequential, incidental, or other, including lost profits) sustained by reason of any said termination or expiration.

         (e) Upon the termination or expiration of this Agreement, Horizon shall cease all Sales Calls and all other promotional activities on the Product undertaken pursuant to this Agreement, discontinue any use of and return to Medtronic all Promotional Materials, as well as any information used to develop Promotional Material, sales training and marketing materials, and all materials and Product samples that may have been supplied to Horizon by Medtronic under the terms of this Agreement.

         (f) With the exception of the obligations in Sections 6, 11(d), 12, 16(e) and (j), this Agreement shall be deemed to be terminated in its entirety and of no further force and effect if neither party has any further obligation to the other party in accordance with the terms hereof.

12.      EMPLOYMENT MATTERS.

         Except as mutually agreed by Horizon and Medtronic or as expressly permitted by this Agreement, neither party will, during the Term of this Agreement or for a period of six (6) months thereafter, solicit for employment the other parties' employed or contract sales representatives or technical service representatives. In the event Horizon discontinues doing business for any reason (including, without limitation, upon the occurrence of any of the instances listed in Section 11(c) hereof), Medtronic has the right to solicit and hire Horizon's Sales Representatives for potential employment opportunities with Medtronic. In any such instance Horizon hereby agrees not to enforce any non-competition provisions contained in any employment agreement and/or non-compete agreement Horizon may have with its Sales Representatives.

13.      INDEMNIFICATION AND INSURANCE.

         (a) Medtronic shall defend, indemnify and hold Horizon and its employees, agents, officers, directors and affiliates (an "Horizon Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses incurred by Horizon Party and resulting from or arising in connection with (i) the breach of any covenant, representation or warranty of Medtronic contained in this Agreement, (ii) the manufacturing, sale or distribution of the Product by Medtronic (or any component part thereof), including, without limitation, any claim of patent infringement or any claim, lawsuit or other action resulting solely from Horizon's proper use of the Trademarks in accordance with the terms hereof, (iii) any product liability claim related to the Product, including, without limitation, the use by any person of any Product that was manufactured, sold or distributed by Medtronic or any licenses or affiliate thereof, (iv) any contamination to or defect in the Product, and (v) the successful enforcement by A Horizon Party of its rights under this Section 13(a) except to the extent such losses, liabilities, obligations, claims, fees or expenses are based upon negligence or willful malfeasance by Horizon. In addition, Medtronic shall not be obligated to indemnify Horizon for any liability related to the Product for which Horizon has assumed an indemnification obligation under Section 13(b) below.


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         (b) Horizon shall defend, indemnify and hold Medtronic and its employees, agents, officers, directors and affiliates (a "Medtronic Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorney fees), expenses and lawsuits brought against or incurred by a Medtronic Party resulting from or arising in connection with (i) the breach of Horizon of any covenant, representation or warranty of Horizon contained in this Agreement, or (ii) the successful enforcement by a Medtronic Party of its rights under this Section 13(b).

         (c) To receive the benefits of the indemnity under clauses (a) or (b) above, as applicable, the indemnified party must give the indemnifying party written notice of any claim or potential claim, promptly after the indemnified party receives notice of any such claim. The indemnifying party shall have the right to assume the defense of any such claim if it assumes responsibility to the indemnified party under this Section 13. If the indemnifying party defends the claim, the indemnified party may participate in, but not control, the defense of such claim at its sole costs and expense. An indemnifying party shall have no liability under this Section 13 as to any claim for which settlement or compromise or an offer of settlement or compromise is made by the indemnified party without the prior consent of the indemnifying party.

         (d) Neither party shall be liable to the other party under this Section 13 for any special, consequential or indirect damages suffered by the other party including, without limitation, lost profits.

         (e) Each party shall use its commercially reasonable efforts to maintain insurance against such risks (including product liability) and upon such terms (including coverages, deductible limits and self-insured retentions) as is customary for the activities to be conducted by it under this Agreement and is appropriate to cover its indemnification obligations hereunder. Each party shall furnish to the other party evidence of such insurance, upon request.

14.      REPRESENTATIONS AND WARRANTIES.

         (a) Medtronic represents and warrants to Horizon that (i) the execution, delivery and performance of this Agreement by Medtronic does not conflict with, or constitute a breach of any order, judgment, agreement, or instrument to which Medtronic is a party, (ii) the execution, delivery and performance of this Agreement by Medtronic does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority, (iii) the rights granted by Medtronic to Horizon hereunder do not conflict with any rights granted by Medtronic to any third party; (iv) Medtronic has not received any notice, and is not aware of the basis for, any claim that the manufacture, use or sale of the Product infringes any patent or other intellectual property right of any third party; and (v) it has not been debarred by the FDA under the Generic Drug Enforcement Act of 1992, and neither it nor any of its officers or directors has ever been convicted of a felony under the laws of the United States for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product.

         (b) Horizon represents and warrants to Medtronic that (i) the execution, delivery and performance of this Agreement by Horizon does not conflict with, or constitute a breach of any order, judgment, agreement, or instrument to which Horizon is a party; (ii) the execution, delivery and performance of this Agreement by Horizon does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority; and (iii) Horizon has not been debarred by the FDA under the Generic Drug Enforcement Act of 1992, and neither it nor any of its officers or directors has ever been convicted of a felony under the laws of the United States


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for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product.

15.      NOTICES.

         Any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally by hand, or sent by reputable overnight courier, signature required, to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same matter:

         (a)      If to Medtronic:

                  Medtronic, Inc.
                  710 Medtronic Parkway Northeast
                  Minneapolis, MN  55432-5604
                  Attn:    Vice President and General Manager
                           Global Pain Management
                           Medtronic Neurological

                  With a copy to:  Neuro - Vice President and Sr. Legal Counsel

         (b)      If to Horizon:

                  Horizon Medical Products, Inc.
                  Seven North Parkway Square
                  4200 Northside Parkway NW
                  Atlanta, GA  30327
                  ATTN:  Chief Executive Officer

All notices shall be deemed given when received by the addressee.

16.      MISCELLANEOUS PROVISIONS.

         (a) Assignment. Neither party shall assign or otherwise transfer (by operation of law or otherwise) this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that each party may assign its rights or obligations hereunder without the prior consent of the other party to an affiliate of such assigning party.

         (b) Non-Waiver. Any failure on the part of a party to enforce at any time or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such party thereafter to enforce each and every such provision.

         (c) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous verbal and written agreements, representations and warranties with respect to such subject matter. This Agreement may be released, waived or modified only by a written agreement signed by an


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officer or other authorized representative of the party against whom enforcement of any release, waiver, modification or other change is sought.

         (d) Public Announcements. The form and content of any public announcement regarding this Agreement, or the subject matter contained herein, shall be subject to the prior mutual agreement of the parties, except as may be required by applicable law.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its conflict of laws provisions.

         (f) Relationship of the Parties. In making and performing this Agreement, the parties act and shall act at all times as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Medtronic and Horizon. Except as otherwise provided herein, neither party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other party. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by both parties hereto.

         (g) Headings. All headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (h) Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         (i) Force Majeure. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, disturbances, a national health emergency, or appropriations of property. A party whose performance is affected by a force majeure event shall take prompt action to remedy the effects of the force majeure event.

         (j) Severability. The parties hereto expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the provision and each shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MEDTRONIC, INC.                              HORIZON MEDICAL PRODUCTS, INC.

By  /s/ Carol Barnett                        By  /s/ William E. Peterson, Jr.
   -------------------------------------        --------------------------------
                                                     William E. Peterson, Jr.
   Carol Barnett                             -----------------------------------
   Vice President and General Manager
   Medtronic Global Pain Business


Date  3/15/02                                Title   President
   -------------------------------------        --------------------------------

                                             Date    3/15/02
                                                  ------------------------------